SUB-ITEM 77Q(1)(e)(1)

The Investment Sub-Advisory Agreement between M Financial Advisers, Inc. and AJO, LP dated May 1, 2013 is incorporated by reference to Post-Effective Amendment No. 25 to the Registration Statement filed on Form Type 485BPOS on April 25, 2013
(Accession No. 0001104659-13-032962).






SUB-ITEM 77Q(1)(e)(2)

An Amendment to the Investment Advisory Agreement between
M Financial Advisers, Inc. and M Fund, Inc. dated May 1, 2013 is incorporated by reference to Post-Effective Amendment No. 25 to the Registration Statement filed on Form Type 485BPOS on April 25, 2013 (Accession No. 0001104659-13-032962).